Exhibit 99.1

PharmaCyte Biotech Announces Adjournment of Annual Meeting of Stockholders,

Recording of Stockholder Meeting Available

LAGUNA HILLS, CA, June 18, 2021--(BUSINESS WIRE)—PharmaCyte Biotech, Inc. (“Company”) (OTCQB: PMCB), a biotechnology company focused on developing cellular therapies for cancer and diabetes using its signature live-cell encapsulation technology, Cell-in-a-Box® , announced today that its 2021 Annual Meeting of Stockholders, held on June 16, 2021, has been adjourned until June 30, 2021, at 11:00 a.m. Pacific Daylight Time. The meeting was adjourned in order to allow additional time for stockholders to vote on Proposal No. 2, the proposal to increase the authorized number of shares of capital stock. The other proposals in the Company’s Proxy Statement received enough votes to pass.

When the annual meeting is reconvened on June 30, 2021, it will continue to be held virtually at

www.virtualshareholdermeeting.com/PMCB2021.

The Company’s Chief Executive Officer, Kenneth L. Waggoner, stated that, “Passage of Proposal No. 2 is critical for the Company to remain viable and for its pancreatic cancer therapy to remain in development and avoid being shelved. Without an increase in its authorized shares of common stock, the Company will be unable to continue to finance itself and its development programs, and it will likely have to cease operations. We encourage every shareholder to obtain and read the Proxy Statement and then participate in the vote. Over 49% of the outstanding shares has voted in favor of Proposal No. 2; however, more than 50% is required for passage.”

To listen to the Company’s shareholder meeting that took place on June 16, 2021, click this link:

www.virtualshareholdermeeting.com/PMCB2021.

To learn more about the Company’s pancreatic cancer therapy and how it works inside the body to treat locally advanced inoperable pancreatic cancer, we encourage you to watch the Company’s documentary video complete with medical animations at: https://www.PharmaCyte.com/Cancer.

About PharmaCyte Biotech

PharmaCyte Biotech, Inc. is a biotechnology company developing cellular therapies for cancer and diabetes based upon a proprietary cellulose-based live cell encapsulation technology known as “Cell-in-a-Box®.” This technology is being used as a platform upon which therapies for several types of cancer and diabetes are being developed.

PharmaCyte’s therapy for cancer involves encapsulating genetically engineered human cells that convert an inactive chemotherapy drug into its active or “cancer-killing” form. For pancreatic cancer, these encapsulated cells are implanted in the blood supply to the patient’s tumor as close as possible to the site of the tumor. Once implanted, a chemotherapy drug that is normally activated in the liver (ifosfamide) is given intravenously at one-third the normal dose. The ifosfamide is carried by the circulatory system to where the encapsulated cells have been implanted. When the ifosfamide flows through pores in the capsules, the live cells inside act as a “bio-artificial liver” and activate the chemotherapy drug at the site of the cancer. This “targeted chemotherapy” has proven effective and safe to use in past clinical trials and we believe results in little to no treatment related side effects.

PharmaCyte’s therapy for Type 1 diabetes and insulin-dependent Type 2 diabetes involves encapsulating a human liver cell line that has been genetically engineered to produce and release insulin in response to the levels of blood sugar in the human body. PharmaCyte is also considering the use of genetically modified stem cells to treat diabetes. The encapsulation of the cell lines will be done using the Cell-in-a-Box® technology. Once the encapsulated cells are implanted in a diabetic patient, we anticipate that they will function as a “bio-artificial pancreas” for purposes of insulin production.

Safe Harbor

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of the management of PharmaCyte. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance, and achievements to differ materially from those discussed in such forward-looking statements. Factors that could affect our actual results include our ability to raise the necessary capital to fund our operations and to find partners to supplement our capabilities and resources, our ability to satisfactorily address the issues raised by the FDA in order to have the clinical hold on our IND removed, as well as such other factors that are included in the periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. These forward- looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

More information about PharmaCyte Biotech can be found at www.PharmaCyte.com. Information may also be obtained by contacting PharmaCyte’s Investor Relations Department.

Contact:

Dr. Gerald W. Crabtree

Investor Relations:

PharmaCyte Biotech, Inc.

Investor Relations Department

Telephone: 917.595.2856

Email: InvestorRelations@PharmaCyte.com